As filed with the Securities and Exchange Commission on May 2, 2022.

Registration No. 333-257570

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Endeavor Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7900	83-3340169
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Lublin

Chief Financial Officer

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(310) 285-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin G. Hamill, Esq.	Seth Krauss, Esq.
Marc D. Jaffe, Esq.	Chief Legal Officer
Ian D. Schuman, Esq.	Robert Hilton, Esq.
Benjamin J. Cohen, Esq.	Senior Vice President, Deputy General
Latham & Watkins LLP	Counsel & Corporate Secretary.
1271 Avenue of the Americas	Endeavor Group Holdings, Inc.
New York, New York 10020	11 Madison Avenue
(212) 906-1200	New York, NY 10010
(212) 586-5100

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On June 30, 2021, Endeavor Group Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-257570), which was declared effective by the SEC on July 13, 2021 (the “Registration Statement”). The Registration Statement registered the resale of 76,806,172 shares of Class A common stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As disclosed in the Registration Statement, the Company was contractually obligated to file and maintain the Registration Statement. The Company has determined that it is no longer obligated to maintain the Registration Statement, and to terminate the effectiveness of the Registration Statement and to remove from registration the securities thereon.

The Company expects that this Post-Effective Amendment No. 1 to the Registration Statement will be declared effective by the SEC following the close of trading of the Company’s Class A common stock on the New York Stock Exchange on May 2, 2022.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to be effective as of 5:00 pm on May 2, 2022 to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2022.

ENDEAVOR GROUP HOLDINGS, INC.

By	/s/ Jason Lublin
	Name:	Jason Lublin
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this this Post-Effective Amendment No. 1 to the Registration Statement has been signed on May 2, 2022, by the following persons in the capacities indicated.

SIGNATURE	TITLE

/s/ Ariel Emanuel Ariel Emanuel	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Jason Lublin Jason Lublin	Chief Financial Officer (Principal Financial Officer)

/s/ William Fullerton William Fullerton	Global Controller and Chief Accounting Officer (Principal Accounting Officer)

* Patrick Whitesell	Executive Chairman and Director

* Egon Durban	Director

* Stephen Evans	Director

* Elon Musk	Director

* Fawn Weaver	Director

/s/ Ursula Burns Ursula Burns	Director

/s/ Jacqueline Reses Jacqueline Reses	Director

*/s/ Jason Lublin
Attorney-in-fact